Exhibit 23.4

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Employee Share Purchase Plan of Nabriva Therapeutics plc of our report dated May 18, 2018, with respect to the financial statements of Zavante Therapeutics, Inc. included in Nabriva Therapeutics plc’s Current Report on Form 8-K dated July 25, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
October 31, 2018